EXHIBIT 99.1
Trading Data in the Transactions in Common Stock and Swaps

	Buy/			Expiration		Unit
Name	Sell	Security	Trade Date	Date	Quantity	Price
Pershing Square International, Ltd.	Sell	Cash-settled total return swap	October 31, 2008	January 29, 2010	1,144,684	$71.50

Pershing Square International, Ltd.	Sell	Cash-settled total return swap	October 31, 2008	July 30, 2010	667,864	$71.50

Pershing Square International, Ltd.	Sell	Cash-settled total return swap	October 31, 2008	July 30, 2010	782,177	$71.50

Pershing Square International, Ltd.	Sell	Cash-settled total return swap	October 31, 2008	February 26, 2010	246,874	$71.50

Pershing Square, L.P.	Sell	Cash-settled total return swap	October 31, 2008	January 29, 2010	155,316	$71.50

Pershing Square, L.P.	Sell	Cash-settled total return swap	October 31, 2008	July 30, 2010	399,451	$71.50

Pershing Square, L.P.	Sell	Cash-settled total return swap	October 31, 2008	July 30, 2010	491,404	$71.50

Pershing Square, L.P.	Sell	Cash-settled total return swap	October 31, 2008	February 26, 2010	153,126	$71.50

Pershing Square, L.P.	Sell	Common Stock	October 31, 2008		1,537,098	$71.50

Pershing Square International, Ltd.	Sell	Common Stock	October 31, 2008		1,539,148	$71.50

Pershing Square II, L.P.	Sell	Common Stock	October 31, 2008		61,413	$71.50